UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024
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STERLING CHECK CORP.
(Exact name of registrant as specified in its charter)
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Delaware	1-40829		37-1784336
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
6150 Oak Tree Boulevard, Suite 490	Independence	Ohio	44131
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: 1 (800) 853-3228
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2024, Sterling Check Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

A summary of the proposals voted upon by the stockholders and the final voting results for each such proposal are set forth below.

Proposal 1 - To Elect Three Nominees for Director

The Company’s stockholders elected each of the following three nominees as directors to serve for terms of three years until the Company’s 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until the earlier of the director’s death, resignation, retirement, disqualification or removal. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Michael Grebe	70,117,935	6,937,072	9,086,443
Joshua Peirez	75,840,393	1,214,614	9,086,443
L. Frederick Sutherland	71,890,824	5,164,183	9,086,443

Proposal 2 - To Ratify the Appointment of PricewaterhouseCoopers LLP (“PwC”)

The Company’s stockholders ratified the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

Votes For	Votes Against	Votes Abstained

85,922,824	41,786	176,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHECK CORP.
May 22, 2024	By:	/s/ Steven Barnett
	Name:	Steven Barnett
	Title:	Executive Vice President, Secretary and
Chief Legal & Risk Officer